Exhibit 10.1

AMENDMENT NO. 11 TO CREDIT AGREEMENT

This AMENDMENT NO. 11 TO CREDIT AGREEMENT, dated as of April 24, 2009 (this “Eleventh Amendment”), among JARDEN CORPORATION, a Delaware corporation (the “Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent (as defined below), on behalf of each Lender executing a Lender Consent (as defined below), as Foreign Currency Fronting Lender and as Swing Line Lender, the L/C Issuers party thereto and CITICORP USA, INC., as Syndication Agent (as defined below), amends certain provisions of the CREDIT AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto from time to time, DBNY, as administrative agent for the Lenders and the L/C Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”), CITICORP USA, INC., as syndication agent for the Lenders and the L/C Issuers (in such capacity, together with its successors in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., NATIONAL CITY BANK OF INDIANA and SUNTRUST BANK, as co-documentation agents for the Lenders and L/C Issuers. Unless otherwise specified herein, all capitalized terms used in this Eleventh Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower desires to modify and amend certain provisions of the Credit Agreement as more fully described herein;

WHEREAS, pursuant to Section 10.01(a) (Amendments, Etc.) of the Credit Agreement, the consent of the Required Lenders is required to effect the amendments set forth herein; and

WHEREAS, the Borrower, each Guarantor party to the Guarantor Consent (as defined below), each Lender party to a Lender Consent and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to amend or otherwise modify the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Certain Amendments to the Credit Agreement. As of the Eleventh Amendment Effective Date (as defined below), and subject to the satisfaction of the conditions set forth in Section 2 (Conditions to Effectiveness) hereof:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) deleting the definitions of “Revolving Credit Maturity Date” and “Stated Maturity Date” appearing in such Section 1.01 and (ii) inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01:

“Eleventh Amendment” shall mean Amendment No. 11 to Credit Agreement, dated as of April 24, 2009.

“Extended Revolving Credit Sub-Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.02(a) (Revolving Loans; Foreign Currency Loans), (b) purchase participations in L/C Obligations, (c) purchase participations in Swing Line Loans and (d) purchase participations in Foreign Currency Loans, in each case through the Extended Revolving Credit Maturity Date, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Extended Revolving Lender’s name on Schedule I-B (Revolving Credit Commitments) under the heading “Extended Revolving Credit Sub-Commitment”, as such amount may be reduced or adjusted from time to time in accordance with this Agreement. The Extended Revolving Credit Sub-Commitment of each Revolving Lender is a sub-limit of the Revolving Credit Commitment of the respective Revolving Lender and not an additional commitment and, in no event, may exceed at any time, when added to the Non-Extended Revolving Credit Sub-Commitment of such Revolving Lender at such time, the Revolving Credit Commitment of such Revolving Lender at such time.

“Extended Revolving Credit Sub-Commitment Agreement” means an agreement substantially in the form of Exhibit L (Form of Extended Revolving Credit Sub-Commitment Agreement).

“Extended Revolving Credit Sub-Commitment Effective Date” means the date of effectiveness of the Extended Revolving Credit Sub-Commitment Agreement.

“Extended Revolving Credit Maturity Date” means (a) the Extended Revolving Credit Stated Maturity Date or (b) such earlier date upon which the Aggregate Revolving Credit Commitments may be terminated in accordance with the terms of this Agreement.

“Extended Revolving Credit Stated Maturity Date” means January 24, 2012.

“Extending Revolving Lender” means, at any time, each Revolving Lender with an Extended Revolving Credit Sub-Commitment at such time or, following the termination of the Extended Revolving Credit Sub-Commitments, that has Revolving Credit Outstandings or participations in outstanding Foreign Currency Loans, Letters of Credit or Swing Line Loans made pursuant to an Extended Revolving Credit Sub-Commitment.

“Initial Revolving Credit Maturity Date” means (a) the Initial Revolving Credit Stated Maturity Date or (b) such earlier date upon which the Aggregate Revolving Credit Commitments may be terminated in accordance with the terms of this Agreement.

“Initial Revolving Credit Stated Maturity Date” means January 24, 2010.

“Non-Extended Revolving Credit Sub-Commitment” means, as to any Revolving Lender at any time, the excess (if any) of (x) such Revolving Lender’s Revolving Credit Commitment at such time over (y) such Revolving Lender’s Extended Revolving Credit Commitment at such time. The Non-Extended Revolving Credit Sub-Commitment of each Revolving Lender is a sub-limit of the Revolving Credit Commitment of the respective Revolving Lender and not an additional commitment and, in no event, may exceed at any time, when added to the Extended Revolving Credit Sub-Commitment of such Revolving Lender at such time, the Revolving Credit Commitment of such Revolving Lender at such time.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, and (d) (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person (or any permitted successor of such Person) who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Permitted Senior Notes” shall mean any Indebtedness of the Borrower evidenced by senior notes and incurred pursuant to one or more issuances of such senior notes, all of the terms and conditions of which (including, without limitation, with respect to interest rate, amortization, redemption provisions, maturities, covenants, defaults, remedies and guaranties) are on market terms for a public offering of senior notes or for a private placement of senior notes under Rule 144A of the Securities Act, as such Indebtedness may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; provided, that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) no such Indebtedness shall be secured by any asset of the Borrower or any of its Subsidiaries, (ii) no such Indebtedness shall be guaranteed by any Person other than a Guarantor, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring one year following the Term Loan Maturity Date, (iv) the terms of such Indebtedness (including, without limitation, all covenants, defaults and remedies, but excluding as to interest rate and redemption premium), taken as a whole, are (A) no less favorable to the Borrower and its Subsidiaries, or (B) more restrictive or onerous, in either case, in any material respect than the terms applicable to the Borrower and its Subsidiaries under this Agreement, (v) any “asset sale” offer to purchase covenants included in the indenture governing such Indebtedness shall provide that the Borrower shall be permitted to repay obligations, and terminate commitments, under this Agreement before offering to purchase such Indebtedness, (vi) the indenture governing such Indebtedness shall not include any financial performance “maintenance” covenants (although “incurrence-based” financial tests may be included), and (vii) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” rather than a “cross-default”. The issuance of Permitted Senior Notes shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Section 4.02 (Conditions Precedent to Each Credit Extension) and Section 8 (Events of Default and Remedies).

“Permitted Senior Notes Documents” means, on or after the execution and delivery thereof, each Permitted Senior Notes Indenture, the Permitted Senior Notes and each other agreement, document, guaranty or instrument relating to the issuance of the Permitted Senior Notes, in each case as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Senior Notes Indenture” means any indenture or similar agreement entered into in connection with the issuance of Permitted Senior Notes, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Revolving Credit Commitment Maturity Extension” has the meaning specified in Section 2.01(b)(v) (Revolving Credit Commitment Maturity Extension).

“Revolving Credit Maturity Date” means (i) at any time prior to the Extended Revolving Credit Sub-Commitment Effective Date, the Initial Revolving Credit Maturity Date and (ii) at any time on and after the Extended Revolving Credit Sub-Commitment Effective Date, the Extended Revolving Credit Maturity Date.

“Revolving Credit Stated Maturity Date” means (i) at any time prior to the Extended Revolving Credit Sub-Commitment Effective Date, the Initial Revolving Credit Stated Maturity Date and (ii) at any time on and after the Extended Revolving Credit Sub-Commitment Effective Date, the Extended Revolving Credit Stated Maturity Date.

“Tranche” means the respective facility and commitments utilized in making Loans hereunder (e.g., Term Loan B1, Term Loan B2, Term Loan B3 and the Revolving Credit Facility).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

(b) The defined term “Applicable Margin” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) inserting the text “(x)” immediately prior to the text “if the Borrower” appearing in the last sentence of said Section and (ii) and inserting the following text before the period (“.”) at the end of said definition:

“and (y) with respect to Revolving Loans, Foreign Currency Loans and the Commitment Fees at any time of determination on and after the occurrence of both the Initial Revolving Credit Stated Maturity Date and the Extended Revolving Credit Sub-Commitment Effective Date, such per annum rates as are specified therefor in the Extended Revolving Credit Sub-Commitment Agreement”.

(c) The defined term “Change of Control” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) deleting the word “or” appearing in clause (b) of said definition, (ii) deleting the period (“.”) at the end of clause (c) of said definition and inserting the text “; or” in lieu thereof and (iii) inserting the following clause (d) after clause (c) of said definition:

“(d) a “change of control” or similar event shall occur as provided in any Subordinated Indenture, and, on and after the execution, delivery and/or incurrence thereof, any Permitted Senior Notes Document or any Indebtedness incurred in connection with a Permitted Refinancing of any of the foregoing.”.

(d) The defined term “Debt Issuance” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following text immediately preceding the period (“.”) appearing at the end of said definition:

“(including, without limitation, any Indebtedness in respect of the Permitted Senior Notes).”.

(e) The definition of “Foreign Currency Sublimit” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the text “$50,000,000” appearing therein and inserting the text “, at any time, an amount equal to the lesser of the Aggregate Revolving Credit Commitments at such time and $50,000,000” in lieu thereof.

(f) The defined term “Interest Payment Date” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the text “the Revolving Credit Maturity Date,” in each place it appears in said definition and inserting the text “the Initial Revolving Credit Maturity Date, the Extended Revolving Credit Maturity Date” in lieu thereof.

(g) The defined term “Interest Period” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting clause (iii) of the proviso appearing in said definition and inserting the following new clause (iii) in lieu thereof:

“(iii) no Interest Period shall extend beyond (x) with respect to Revolving Loans, Swing Line Loans, L/C Obligations and Foreign Currency Loans, the Initial Revolving Credit Stated Maturity Date or, after the occurrence of both the Initial Revolving Credit Stated Maturity Date and the Extended Revolving Credit Sub-Commitment Effective Date, the Extended Revolving Credit Stated Maturity Date and (y) with respect to any Segment of the Term Loan, the Stated Term Loan Maturity Date.”.

(h) The defined term “Lender” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text “(or, in the case of a Facilities Increase in connection with a Revolving Credit Commitment Maturity Extension, the Extended Revolving Credit Sub-Commitment Agreement)” immediately preceding the period (“.”) at the end of said definition.

(i) The defined term “Letter of Credit Expiration Date” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the text “the Stated Maturity Date” appearing in said definition and inserting the text “the Revolving Credit Stated Maturity Date” in lieu thereof.

(j) The defined term “Loan Documents” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text “, after the execution and delivery thereof pursuant to the terms of this Agreement, the Extended Revolving Credit Sub-Commitment Agreement” immediately following the text “Resignation and Assignment Agreement” appearing in said definition.

(k) The defined term “Revolving Credit Commitment” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) inserting the text “(including any Extended Revolving Credit Sub-Commitment of such Lender)” immediately after the text “Facilities Increase Date” appearing in said definition and (ii) inserting the following sentence at the end of said definition:

“On and after the occurrence of the Extended Revolving Credit Sub-Commitment Effective Date, the Revolving Credit Commitment of any Revolving Lender shall be comprised of an “Extended Revolving Credit Sub-Commitment” and/or a “Non-Extended Revolving Credit Sub-Commitment”.

(l) The defined term “Revolving Credit Facility” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following text immediately preceding the period (“.”) appearing at the end of said definition:

“(exclusive of any Revolving Commitment Increase pursuant to the Revolving Credit Commitment Maturity Extension)”.

(m) The defined term “Subordinated Indebtedness” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the text “Section 7.03(h) (Indebtedness)” and replacing it with the reference “Section 7.03(h)(I)(Indebtedness)”.

(n) The defined term “Term Loan Maturity Date” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the text “the Stated Maturity Date” appearing therein and inserting the text “(i) with respect to the Closing Date Term Loan, the Stated Closing Date Term Loan Maturity Date and (ii) with respect to each Incremental Term Loan, the applicable Stated Incremental Term Loan Maturity Date” in lieu thereof.

(o) Section 2.01(b) (Facilities Increase) of the Credit Agreement is hereby amended by (i) inserting the text “(exclusive, in the case of each of clauses (x) and (y), of any Revolving Commitment Increase pursuant to the Revolving Credit Commitment Maturity Extension)” immediately following the text “for all such requests for Facilities Increases” in the first sentence of clause (i) of said Section, (ii) deleting clause (B) of the proviso appearing in the first sentence of clause (i) of said Section and inserting the following text in lieu thereof:

“(B) no Facilities Increase in the Revolving Credit Facility shall be effective after January 24, 2009 other than a single Facility Increase in connection with a Revolving Credit Commitment Maturity Date Extension,”

(iii) deleting the text “and the Second Facilities Increase” appearing in sub-clause (D) of the proviso appearing in the first sentence of clause (i) of said Section and inserting the text “, the Second Facilities Increase and any Revolving Commitment Increase pursuant to the Revolving Credit Commitment Maturity Extension” in lieu thereof, (iv) deleting the text “and (D)” appearing in clause (i) of the first sentence of said Section and inserting the text “, (D)” in lieu thereof, (v) inserting the following text immediately prior the period (“.”) at the end of the first sentence of said Section:

“and (E) any Facility Increase in connection with a Revolving Credit Commitment Maturity Date Extension shall be subject to the additional requirements of clause (v) below”,

, (vi) inserting the following text at the end of the clause (ii) of said Section:

“Notwithstanding the foregoing, the provisions of this clause (ii) shall not apply in connection with any Revolving Commitment Increase in connection with the Revolving Credit Commitment Maturity Extension, it being understood and agreed that the Borrower shall have the right to solicit Extended Revolving Credit Sub-Commitments from existing Lenders and/or other Persons that are Eligible Assignees (which shall become Lenders) in such manner as it may determine.”,

and (vii) inserting the following new clause (v) immediately after clause (iv) of said Section:

“(v) In connection with any Facility Increase in the Revolving Credit Facility pursuant to which the Extended Revolving Credit Sub-Commitments will be provided (the “Revolving Credit Commitment Maturity Extension”), the following rules shall apply: (1) the Borrower, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Extended Revolving Credit Sub-Commitment shall execute and deliver to the Administrative Agent an Extended Revolving Credit Sub-Commitment Agreement, (2) the final maturity of each such Extended Revolving Credit Sub-Commitment shall be the Extended Revolving Credit Maturity Date, (3) the Borrower shall obtain Extended Revolving Credit Sub-Commitments in an aggregate amount of not more than $100,000,000, (4) the Applicable Margin with respect to Revolving Loans, Foreign Currency Fees and the Commitment Fee made available pursuant to Extended Revolving Credit Sub-Commitments, in each case after the Initial Revolving Credit Stated Maturity Date, shall be as agreed among the Borrower and the Extending Revolving Lenders and set forth in the Extended Revolving Credit Sub-Commitment Agreement, (5) on the Extended Revolving Credit Sub-Commitment Effective Date (immediately prior to giving effect thereto), the Borrower shall permanently reduce the Aggregate Revolving Credit Commitments in an amount equal to the aggregate amount of Extended Revolving Credit Sub-Commitments to be provided pursuant to the Extended Revolving Credit Sub-Commitment Agreement, with such permanent reduction to be applied to the Revolving Credit Commitment of each Revolving Lender according to its Pro Rata Revolving Share in effect immediately prior to the effectiveness of the Extended Revolving Credit Sub-Commitment Agreement (and otherwise in accordance with the requirements of Section 2.07(a) (Reduction or Termination of Revolving Credit Commitments)) and, concurrently therewith, the Borrower will (immediately, and without the requirement of notice thereof from the Administrative Agent) make any prepayments required to be made pursuant to Section 2.06(d)(i) (Prepayment If Outstandings Exceed Commitments), and (6) Schedule I-B (Revolving Credit Commitments) shall be deemed modified to reflect the revised Revolving Credit Commitments of each Revolving Lender after giving effect to the Revolving Credit Commitment reductions pursuant to preceding sub-clause (5) and the Extended Revolving Credit Sub-Commitments provided pursuant to the Extended Revolving Credit Sub-Commitment Agreement, with each such Extended Revolving Credit Sub-Commitment, and each Non-Extended Revolving Credit Sub-Commitment, being identified as such on Schedule I-B (Revolving Credit Commitments).”.

(p) Section 2.02(a) (Revolving Loans) of the Credit Agreement is hereby amended by deleting the text “Revolving Credit Maturity Date” appearing in said Section and inserting the text “Initial Revolving Credit Maturity Date (or, in the case of any Extending Revolving Lender, the Extended Revolving Credit Maturity Date)” in lieu thereof.

(q) Section 2.04(a)(i) (The Letter of Credit Commitment) of the Credit Agreement is hereby amended by inserting the following new sub-clause (w) immediately preceding sub-clause (x) of said Section:

“(w) the sum of (i) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations in respect of Letters of Credit with an expiry date after the Initial Revolving Credit Maturity Date and (ii) an amount equal to 105% of the Outstanding Amount of all Foreign Currency Loans, would exceed the aggregate amount of all Extended Revolving Credit Sub-Commitments,”.

(r) Section 2.04(a)(iv) (The Letter of Credit Commitment) of the Credit Agreement is hereby amended by (i) deleting the text “and (B)” appearing in said Section and inserting the text “(B)” in lieu thereof and (ii) inserting the following text immediately before the period (“.”) at the end of said Section:

“and (C) no L/C Issuer that declines to approve the Eleventh Amendment will be required to issue, amend, extend or renew any Letter of Credit issued by it, if, after giving effect to such issuance, amendment, extension or renewal, the expiry date of such Letter of Credit would be later than the Initial Revolving Credit Maturity Date”.

(s) Section 2.06(e)(iii) (Mandatory Repayments) of the Credit Agreement is hereby amended by deleting the text “(h)” appearing in the parenthetical in said Section and inserting the text “(h)(I)” in lieu thereof.

(t) Section 2.07 (Reduction or Termination of Revolving Credit Commitments) of the Credit Agreement is hereby amended by (i) inserting the text “pursuant to this Section 2.07(a) (Reduction or Termination of Revolving Credit Commitments)” immediately following the text “Aggregate Revolving Credit Commitments” appearing in the penultimate sentence of clause (a) of such Section and (ii) inserting the following new clauses (d) and (e) at the end of said Section:

“(d) On the Initial Revolving Credit Stated Maturity Date, the Non-Extended Revolving Credit Sub-Commitment of each Revolving Lender shall terminate in its entirety and be permanently reduced to $0.00.

(e) On the Extended Revolving Credit Stated Maturity Date, the Revolving Credit Commitment (and the Extended Revolving Credit Sub-Commitment) of each Revolving Lender shall terminate in its entirety and be permanently reduced to $0.00.”.

(u) Section 2.08 (Repayment of Loans) of the Credit Agreement is hereby amended by deleting clauses (a), (b) and (c) of said Section in their entirety and inserting the following new clauses (a), (b) and (c) in lieu thereof:

“(a) to the Revolving Lenders on each of the Initial Revolving Credit Maturity Date and, if the Extended Revolving Credit Sub-Commitment Effective Date occurs, the Extended Revolving Credit Maturity Date, the aggregate principal amount of all outstanding Revolving Loans in Dollars outstanding on each such date;

(b) to the Foreign Currency Fronting Lender on the Initial Revolving Credit Maturity Date and, if the Extended Revolving Credit Sub-Commitment Effective Date occurs, on the Extended Revolving Credit Maturity Date, the aggregate principal amount of all outstanding Foreign Currency Loans in the applicable Denomination Currencies outstanding on such date;”.

(c) to the Swing Lender, each Swing Line Loan on (i) demand (by telephonic or written notice) by the Administrative Agent, (ii) the tenth Business Day following the incurrence of such Swing Line Loan, (iii) the Initial Revolving Credit Maturity Date and (iv) if the Extended Revolving Credit Sub-Commitment Effective Date occurs, the Extended Revolving Credit Maturity Date;”.

(v) Section 2.10(a) (Commitment Fee) of the Credit Agreement is hereby amended by deleting the text “and on the Revolving Credit Maturity Date” appearing in said Section and inserting the text “and on each of the Initial Revolving Credit Maturity Date and the Extended Revolving Credit Maturity Date” in lieu thereof.

(w) Section 2.10(b) (Foreign Currency Fronting Fee and Documentary and Processing Charges Payable to Foreign Currency Fronting Lender) of the Credit Agreement is hereby amended by deleting the text “and on the Revolving Credit Maturity Date” appearing in said Section and inserting the text “and on each of the Initial Revolving Credit Maturity Date and the Extended Revolving Credit Maturity Date” in lieu thereof.

(x) Section 4.04(a)(i) (Certain Documents) of the Credit Agreement is hereby amended by inserting the following text immediately prior to the semi-colon “(;)” appearing at the end of said Section:

“(or, in the case of the Revolving Credit Commitment Maturity Extension, the Extended Revolving Credit Commitment Agreement (in lieu of all of the above), duly executed by the Borrower and each Extending Revolving Lender)”.

(y) Section 5.13(a) (Ownership of Subsidiaries) of the Credit Agreement is hereby amended by inserting the text “, the Permitted Senior Notes Documents and agreements evidencing Indebtedness incurred pursuant to any Permitted Refinancing thereof” immediately preceding the text “and the Subordinated Indentures” appearing in the last sentence of said Section.

(z) Section 7.03 (Indebtedness) of the Credit Agreement is hereby amended by (i) deleting clause (b) of said Section and inserting new clause (b) in lieu thereof:

“(b) Indebtedness under the Subordinated Notes, the AHI Assumed Indebtedness and the other Indebtedness outstanding as of the Closing Date and all as disclosed on Schedule 7.03 (Outstanding Indebtedness) and any Permitted Refinancing of any of the foregoing Indebtedness;”

and (ii) inserting the text “(I)” immediately preceding the text “unsecured Indebtedness” appearing in clause (h) of said Section and (iii) inserting the following text immediately preceding the semi-colon (“;”) at the end of clause (h) of said Section:

“and (II) unsecured Indebtedness of the Borrower under the Permitted Senior Notes and the other Permitted Senior Notes Documents, and of the Guarantors (so long as same remain Guarantors) under guarantees of the obligations of the Borrower pursuant to the Permitted Senior Notes Documents to which they are a party (and any Permitted Refinancing of any of the foregoing Indebtedness), so long as (i) such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Senior Notes, (ii) 100% of the Net Proceeds thereof are applied to repay Loans in accordance with the requirements of Section 2.06(e)(iii) (Mandatory Prepayments), (iii) the Borrower shall be in compliance with the financial covenants specified in Section 7.13 (Financial Covenants) on a pro forma basis immediately after giving effect to such incurrence, as shall be certified by a Responsible Officer of the Borrower, together with supporting calculations in reasonable detail, (iv) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (v) all representations and warranties contained in Article V (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects as though made on and as of the date of such incurrence, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date,”.

(aa) Section 7.07(b) (Restricted Payments) of the Credit Agreement is hereby amended by deleting the text “dividend payments or other distributions” appearing in clause (b) of said Section and inserting the text “Restricted Payments” in lieu thereof.

(bb) Section 7.11 (Burdensome Agreements) of the Credit Agreement is hereby amended by (i) deleting the text “and” at the end of clause (vi) thereof and inserting a comma (“,”) in lieu thereof, and (ii) redesignating clause (vii) of said Section as clause (viii) thereof and inserting the following new clause (vii) in lieu thereof:

“(vii) the Subordinated Notes, the Permitted Senior Notes Documents and agreements evidencing Indebtedness incurred pursuant to any Permitted Refinancing thereof; and”.

(cc) Section 7.19 (Subordinated Indebtedness) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 7.19 in lieu thereof:

“7.19 Subordinated Indebtedness; etc. Unless consented to by the Required Lenders:

(a) (i) prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Indebtedness, in each case including pursuant to any change of control, sale of assets, issuance of any equity or otherwise as may be set forth in the terms therefor or available to the Borrower at its option or (ii) make (or give any notice in respect of) any voluntary or optional prepayment on, or voluntary or optional redemption, repurchase, defeasance or other acquisition for value of, any Permitted Senior Note Document (or any Indebtedness incurred in connection with a Permitted Refinancing thereof); or

(b) amend, modify or change the terms of any Subordinated Indebtedness (or the Subordinated Indenture or any other material agreement or document entered into in connection with such Subordinated Indebtedness) or, after the execution and delivery thereof, any Permitted Senior Notes Document (or any agreements evidencing Indebtedness incurred pursuant to a Permitted Refinancing thereof) if the effect of such amendment is to (i) increase the interest rate on such Subordinated Indebtedness or Permitted Senior Notes (or any Indebtedness incurred in connection with a Permitted Refinancing thereof), (ii) change the dates upon which payments of principal or interest are due on such Subordinated Indebtedness or Permitted Senior Notes (or any Indebtedness incurred in connection with a Permitted Refinancing thereof) (other than to extend such dates), (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Indebtedness or Permitted Senior Notes (or any Indebtedness incurred in connection with a Permitted Refinancing thereof), (iv) change the redemption or prepayment provisions of such Subordinated Indebtedness or Permitted Senior Notes (or any Indebtedness incurred in connection with a Permitted Refinancing thereof) other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (v) change or amend any other term if such change or amendment would materially increase the obligations of the obligor, or shorten the maturity or average life to maturity of such Subordinated Indebtedness or Permitted Senior Notes (or any Indebtedness incurred in connection with a Permitted Refinancing thereof) or increase the rate or fees applicable thereto or grant collateral as security therefor, or confer additional material rights to the holder of such Subordinated Indebtedness or Permitted Senior

Notes (or any Indebtedness incurred in connection with a Permitted Refinancing thereof), in each of clauses (i) through (v), in a manner adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender;

provided that in any fiscal year, (A) the Borrower may at any time prepay, redeem, purchase, repurchase, refinance, defease or otherwise satisfy prior to the scheduled maturity thereof a principal amount of Subordinated Indebtedness or Permitted Senior Notes not in excess of the Applicable Amount at such time (each such event, a “Bond Repurchase”), so long as both immediately before and after the making of any such Bond Repurchase, and pro forma for each such Bond Repurchase, (i) the excess of the Aggregate Revolving Credit Commitments over the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans, Foreign Currency Loans and L/C Obligations shall equal or exceed the Dollar Equivalent of $40,000,000, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) all representations and warranties contained in Article V (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects; and provided, further, that, (x) notwithstanding any of the foregoing provisions of this Section 7.19, so long as no Default or Event of Default then exists or would result therefrom, the Borrower may prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof, any Subordinated Indebtedness (including, without limitation, the Subordinated Notes issued pursuant to the 2002 Indenture) or Permitted Senior Notes in connection with any Permitted Refinancing thereof, and (y) any such transaction pursuant to preceding clause (x) of this proviso shall not be considered a Bond Repurchase for purposes of calculating the Applicable Amount.”.

(dd) Section 8.01(e) (Cross-Default) of the Credit Agreement is hereby amended by deleting clause (iii) of said Section in its entirety and inserting the following new clause (iii) in lieu thereof:

“(iii) there occurs any event of default under and as defined in the Subordinated Notes, any other Subordinated Indebtedness, the Subordinated Indenture, any Permitted Senior Notes Document or any agreement evidencing a Permitted Refinancing of the forgoing which could reasonably result in liability exceeding the Dollar Equivalent equal to $50,000,000;”

(ee) Section 9.04(b) (Reliance by Administrative Agent) of the Credit Agreement is hereby amended by restating said Section in its entirety as follows:

“(b) For purposes of determining compliance with the conditions specified in Sections 4.01 (Conditions Precedent to Initial Credit Extensions), 4.02 (Conditions Precedent to Each Credit Extension) and 4.04 (Conditions Precedent to Each Facilities Increase) each Agent and each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, any other Agent and/or a Lender unless the Administrative Agent shall have received notice from such Lender prior to the anticipated Closing Date, or other relevant date of determination, as the case may be, specifying its objection thereto. Without limiting the foregoing, it is understood and agreed that each Lender has the right to request from the Administrative Agent a copy of any item required to be delivered pursuant to Section 4.01 (Conditions Precedent to Initial Credit Extensions), 4.02 (Conditions Precedent to Each Credit Extension) or 4.04 (Conditions Precedent to Each Facilities Increase) which is required to be satisfactory in form, scope and substance to the Administrative Agent or any other Agent.”

(ff) Section 10.07(c) (Assignments and Participations) of the Credit Agreement is hereby amended by inserting the text “(including Extended Revolving Credit Sub-Commitments and Non-Extended Revolving Credit Sub-Commitments)” immediately after the text “Commitments” appearing in said Section.

(gg) The Credit Agreement is hereby further amended by deleting the identifying text “(Subordinated Indebtedness)” appearing in each reference to “Section 7.19” (or any sub-clause thereof) appearing in the Credit Agreement and inserting the text “(Subordinated Indebtedness, etc.)” in lieu thereof.

(hh) Exhibit C-2 (Form of Revolving Loan Note) to the Credit Agreement is hereby amended by restating same in its entirety in the form of Exhibit C-2 (Form of Revolving Loan Note) attached hereto.

(ii) Exhibit C-3 (Form of Swing Line Note) to the Credit Agreement is hereby amended by restating same in its entirety in the form of Exhibit C-3 (Form of Swing Line Note) attached hereto.

(jj) Exhibit E (Form of Assignment and Acceptance) to the Credit Agreement is hereby amended by restating same in its entirety in the form of Exhibit E (Form of Assignment and Acceptance) attached hereto.

(kk) The Credit Agreement is hereby further amended by attaching new Exhibit L (Form of Extended Revolving Credit Sub-Commitment Agreement) in the form of Exhibit L (Form of Extended Revolving Credit Sub-Commitment Agreement) attached hereto.

Section 2. Conditions to Effectiveness. This Eleventh Amendment shall become effective as of the date (the “Eleventh Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) Certain Documents. The Administrative Agent shall have received each of the following, dated as of the Eleventh Amendment Effective Date (unless otherwise agreed to by the Administrative Agent), in form and substance satisfactory to Administrative Agent:

(i) this Eleventh Amendment, duly executed by the Borrower and the Administrative Agent;

(ii) the Consent, Agreement and Affirmation of Guaranty in the form attached hereto as Exhibit A (the “Guarantor Consent”), duly executed by each of the Guarantors;

(iii) the Acknowledgment and Consents, each in the form attached hereto as Exhibit B (each, a “Lender Consent”), duly executed by the Lenders constituting the Required Lenders;

(iv) a copy of the notice delivered by a Responsible Officer of the Borrower (or by an authorized attorney at Kane Kessler, P.C., counsel to the Borrower), to each Local Agent in respect of each outstanding Local Credit Facility pursuant to the requirements of Section 5.4(c) (Matters Relating to Loan Documents) of the Local Credit Facility Intercreditor Agreement, pursuant to which the Borrower notifies each such Local Agent of the amendments contained herein, certified by a Responsible Officer of the Borrower as being a true, complete and correct copy of such notice and together with evidence reasonably satisfactory to the Administrative Agent that such notice shall have been delivered by the Borrower to such Local Agents at least three Business Days prior to the Eleventh Amendment Effective Date; and

(v) such additional documentation as the Administrative Agent or the Required Lenders may reasonably require prior to the execution and delivery of this Eleventh Amendment to the Borrower by the Administrative Agent.

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Eleventh Amendment shall be satisfactory in all respects to the Administrative Agent and the Required Lenders.

(c) Representations and Warranties; No Defaults. The Administrative Agent, for the benefit of the Lenders, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this Eleventh Amendment:

(i) each of the representations and warranties set forth in Article V (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Eleventh Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Eleventh Amendment Effective Date.

Section 3. Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) the execution, delivery and performance by each Loan Party of this Eleventh Amendment have been duly authorized by all requisite corporate or other action on the part of such Loan Party and will not violate any of the certificates of incorporation or by-laws (or equivalent Constituent Documents) of such Loan Party; and

(b) this Eleventh Amendment has been duly executed and delivered by each Loan Party, and each of this Eleventh Amendment and the Credit Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at Law or in equity).

Section 4. Reference to and Effect on the Loan Documents.

(a) As of the Eleventh Amendment Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or such other Loan Document as amended by this Eleventh Amendment.

(b) Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Eleventh Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of any Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as to any waiver expressly set forth in this Eleventh Amendment.

(d) The Borrower hereby confirms that the security interests and Liens granted by the Borrower pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

Section 5. Costs and Expenses. As provided in Section 10.04 (Attorney Costs, Expenses and Taxes) of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses due and payable by the Borrower pursuant to the Loan Documents, including such costs and expenses (including Attorney Costs) for advice, assistance, or other representation in connection with the preparation, execution and delivery of this Eleventh Amendment.

Section 6. Governing Law. This Eleventh Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 7. Headings. Section headings in this Eleventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Eleventh Amendment for any other purposes.

Section 8. Severability. The fact that any term or provision of this Eleventh Amendment (or of the Credit Agreement, to the extent modified pursuant to this Eleventh Amendment) is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 9. Execution in Counterparts. This Eleventh Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile, PDF or other electronic copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Eleventh Amendment.

Section 10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS ELEVENTH AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Eleventh Amendment has been duly executed on the date set forth above.

JARDEN CORPORATION, as Borrower

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Senior Vice President and General Counsel

Deutsche Bank AG New York Branch, as Administrative Agent, Foreign Currency Fronting Lender and Swing Line Lender under the Credit Agreement

By:	/s/ Scottye Lindsey
Name:	Scottye Lindsey
Title:	Director

By:	/s/ Paul O’Leary
Name:	Paul O’Leary
Title:	Director

CITICORP USA, INC., as Syndication Agent

By:	/s/ Allen Fisher
Name:	Allen Fisher
Title:	Vice President